UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 9, 2024 Date of earliest event reported: April 4, 2024

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1165 Eastlake Avenue East Seattle, Washington	98109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Adaptive Biotechnologies Corporation (the “Company”) appointed Kyle Piskel, the Company’s Principal Accounting Officer, to serve as its Chief Financial Officer effective April 8, 2024.

In connection with his appointment as Chief Financial Officer, Mr. Piskel has entered into an executive employment agreement with the Company that provides for an annual salary of $380,000 per year and an annual target bonus of 40% of eligible earnings conditioned upon completion of performance goals. Mr. Piskel will also receive a restricted stock unit grant of 31,260 shares (the “RSU Grant”) and a performance stock unit grant of 75,000 shares (the “PSU Grant”). The RSU Grant and the PSU Grant are in addition to the annual equity refresh of 43,740 restricted stock units Mr. Piskel is entitled to. The RSU Grant vests 25% on each of the first four anniversaries of the vesting commencement date and the PSU Grant is subject to a three year performance period. Mr. Piskel will receive the severance benefits provided to Executive Vice Presidents under the Company’s form of Executive Severance Agreement as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2023, and he may also participate in other standard Company benefit programs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement between the Company and Kyle Piskel dated April 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: April 9, 2024	By:	/s/ Chad Robins
Chad Robins
Chief Executive Officer